Exhibit 23.1A
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-226663) of our report dated June 20, 2025, relating to the financial statements and supplemental schedule of Tucson Electric Power Company 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.
BDO USA, P.C.
Denver, Colorado
June 20, 2025